UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 28, 2009, Brandywine Realty Trust (the “General Partner”), the sole general partner of Brandywine Operating Partnership, L.P. (the “Operating Partnership”), announced that the Operating Partnership has accepted for purchase $34.5 million principal amount of the Operating Partnership’s outstanding 5.625% Guaranteed Notes due December 15, 2010 (collectively, the “Notes”), all of which were validly tendered pursuant to the Operating Partnership’s previously announced cash tender offer for the Notes (the “Tender Offer”) and not withdrawn at or prior to the Expiration Time (as defined below). The Notes accepted for purchase represent approximately 13.9% of the $249.1 million aggregate principal amount of Notes outstanding immediately prior to the Tender Offer and 34.5% of the $100.0 million maximum principal amount (the “Tender Cap”) stipulated in the Tender Offer. The Tender Offer expired at 11:59 p.m., New York City time, on Wednesday, May 27, 2009 (the “Expiration Time”). Payment for Notes purchased pursuant to the Tender Offer was made on Thursday, May 28, 2009 (the “Payment Date”).
     The consideration paid for Notes accepted for payment is $930 per $1,000 principal amount of Notes, plus accrued and unpaid interest on such Notes to, but not including, the Payment Date. The aggregate consideration for Notes accepted for payment, including accrued and unpaid interest thereon, was approximately $33.0 million. Payment for Notes tendered was funded from borrowings under the Company’s unsecured revolving credit facility and the associated Notes have been retired. Following the completion of the Tender, $214.6 million of the Notes are outstanding.
     The Tender Offer was made pursuant to the Operating Partnership’s Offer to Purchase dated April 29, 2009 and the related Letter of Transmittal.
     Wachovia Securities acted as Lead Dealer Manager in connection with the Tender Offer. RBS and BNY Mellon Capital Markets, LLC served as Co-Dealer Managers for the Tender Offer.
     A copy of the General Partner’s press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 28, 2009

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

	By:	/s/ Howard M. Sipzner

Howard M. Sipzner Executive Vice President and Chief Financial Officer

By:	Brandywine Operating Partnership, L.P.

	By:	Brandywine Realty Trust, its General Partner

	By:	/s/ Howard M. Sipzner

Howard M. Sipzner Executive Vice President and Chief Financial Officer
Date: May 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Brandywine Realty Trust, dated May 28, 2009